UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): June 30, 2024

Aspira Women's Health Inc.

(Exact name of Registrant as Specified in Its Charter)

Delaware	001-34810	33-0595156
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

12117 Bee Caves Road Building III Suite 100
Austin, Texas		78738
(Address of Principal Executive Offices)		(Zip Code)

Registrant’s Telephone Number, Including Area Code: 512 519-0400

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.001 per share	AWH	The Nasdaq Stock Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01 Entry into a Material Definitive Agreement

On June 30, 2024, Aspira Women’s Health, Inc. (the “Company”) entered into a securities purchase agreement (the “Purchase Agreement”) with certain existing accredited shareholders and Company insiders (“the “Purchasers”) for the issuance and sale in a private placement (the “Private Placement”) of (i) 1,264,739 shares of the Company’s common stock, par value $0.001 (the “Common Stock”) and (ii) warrants (the “Common Warrants”) to purchase up to 1,264,739 shares of the Company’s Common Stock, at a purchase price of $1.53 per share of Common Stock and accompanying warrants.

The Common Warrants are exercisable at an exercise price of $2.25 per share and have a term of exercise equal to three years from the date of issuance.

The closing of the Private Placement is expected to occur by July 8, 2024, subject to the satisfaction of customary closing conditions. The gross proceeds to the Company from the Private Placement are expected to be approximately $1.935 million, before deducting estimated offering expenses payable by the Company. The Company intends to use the net proceeds received from the Private Placement for ongoing commercial activities as well as general corporate purposes and working capital.

The Purchase Agreement contains customary representations and warranties, agreements and obligations, conditions to closing and termination provisions. The foregoing descriptions of terms and conditions of the Purchase Agreement and the Common Warrants, do not purport to be complete and are qualified in their entirety by the full text of the form of the Purchase Agreement and the form of the Common Warrant, which are attached hereto as Exhibits 10.1 and 4.1, respectively.

Item 3.02 Unregistered Sales of Equity Securities.

The information contained in Item 1.01 of this Current Report on Form 8-K is hereby incorporated by reference into this Item 3.02.

Item 8.01 Other Events.

On July 1, 2024, the Company issued a press release announcing the Private Placement. A copy of the press release is attached hereto as Exhibit 99.1 and is incorporated herein by reference.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits.

Exhibit No.	Description
4.1	Form of Common Warrant
10.1	Form of Securities Purchase Agreement
99.1	Press Release dated July 1, 2024
104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Aspira Women's Health Inc.

Date:	July 2, 2024	By:	/s/ Nicole Sandford
Nicole Sandford, Chief Executive Officer